Exhibit 99.1

CARDTRONICS ANNOUNCES SECOND QUARTER 2017 RESULTS

HOUSTON, August 2, 2017 — (GLOBE NEWSWIRE) — Cardtronics plc (Nasdaq: CATM) (“Cardtronics” or the “Company”), the world’s largest ATM owner/operator, announced today its financial and operational results for the quarter ended June 30, 2017.

Key financial statistics in the second quarter of 2017 as compared to the second quarter of 2016 include:

•                  Total revenues of $385.1 million, up 19% from $324.0 million (up 22% on a constant-currency basis), driven by the DCPayments and Spark acquisitions completed during January 2017.

•                  ATM operating revenues of $373.3 million, up 20% from $311.3 million (up 23% on a constant-currency basis).

•                  GAAP Net Income of $15.2 million, or $0.33 per diluted share, down from GAAP Net Income of $20.1 million, or $0.44 per diluted share.

•                  Adjusted EBITDA of $87.7 million ($90.9 million on a constant-currency basis), up from $81.7 million in the prior year.

•                  Adjusted Net Income per diluted share of $0.76 ($0.79 on a constant-currency basis), down from $0.80, impacted by the additional interest and depreciation expense from the acquisitions completed during January 2017.

“Our second quarter was marked by operational focus as we made significant progress on several key fronts, including the integration of DCPayments, software and EMV upgrades on a significant portion of our Company-owned U.S. ATM fleet, and the continued execution of our cost efficiency initiative. We made significant strides in the quarter to position ourselves for steady execution of the core business and focused pursuit of growth opportunities with financial institutions,” commented Steve Rathgaber, Cardtronics’ chief executive officer.

RECENT HIGHLIGHTS

•                  Expanded the Citibank branding relationship to 100 ATMs in Rite Aid stores in the New York City area.

•                  Secured ATM operating contracts representing over 1,000 locations across our regions.

•                  Secured a surcharge-free access arrangement with Caixa d’Enginyers (Engineers Savings Bank), our first surcharge-free network relationship in Spain.

•                  Extended our ATM placement agreement with Harris Teeter grocery stores. Harris Teeter, a subsidiary of The Kroger Co., operates over 240 stores across seven states.

•                  Added 28 new financial institutions to our Allpoint Network and enabled over 500,000 cardholders with surcharge-free access to our ATM network.

•                  Expanded the Allpoint Network to include 3,200 additional ATMs in Rite Aid and Kroger store locations.

See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow, and certain other non-GAAP measures on a constant-currency basis. For additional information, including reconciliations to the most directly comparable financial measure recognized under accounting principles generally accepted in the U.S. (“GAAP”), see the supplemental schedules of selected financial information in this earnings release.

SECOND QUARTER RESULTS

Consolidated revenues totaled $385.1 million for the second quarter of 2017, representing a 19% increase from $324.0 million from the same period of 2016, driven by the DirectCash Payments Inc. (“DCPayments”) and Spark ATM Systems Pty Ltd. (“Spark”) acquisitions completed during January 2017. ATM operating revenues for the second quarter of 2017 were up 20% from the same period of 2016. Adjusting for movements in currency exchange rates, ATM operating revenues were up 23% from the same period of 2016.

Driven primarily by the acquisitions completed during January 2017, ATM operating revenues in North America increased 11% and ATM operating revenues in Europe & Africa increased 6% (16% on a constant-currency basis) compared to the same period of 2016. The DCPayments operations in Australia & New Zealand contributed $32.9 million in ATM operating revenues and $8.9 million in gross profit during the second quarter of 2017. The appreciation of the U.S. dollar relative to the British pound adversely impacted the Company’s reported revenues and profits in the second quarter of 2017. The British pound was on average 10% weaker relative to the U.S. dollar during the second quarter of 2017 compared to the same period of 2016.

GAAP Net Income for the second quarter of 2017 was $15.2 million compared to GAAP Net Income of $20.1 million during the same period of 2016. The decrease in GAAP Net Income was primarily the result of the incremental interest, depreciation, and intangible asset amortization expenses associated with the acquisitions completed during January 2017, as well as the incremental professional services and other costs associated with the Company’s integration of the acquisitions. The Company’s GAAP tax rate was 23.6% for the second quarter of 2017 compared to 32.9% for the same period of 2016.

Adjusted EBITDA for the second quarter of 2017 totaled $87.7 million ($90.9 million on a constant-currency basis) compared to $81.7 million of Adjusted EBITDA during the same period of 2016. The increase in Adjusted EBITDA was primarily driven by the acquisitions completed during January 2017, partially offset by changes in currency exchange rates and higher operating costs, primarily associated with the Company’s U.S. ATM fleet upgrade to enable technology enhancements and comply with the EMV security standard and interim fraud loss exposure. Adjusted Net Income totaled $35.0 million ($0.76 per diluted share or $0.79 on a constant-currency basis) for the second quarter of 2017, compared to $36.8 million ($0.80 per diluted share) during the same period of 2016. The decrease in Adjusted Net Income is attributable to the factors discussed above and increased depreciation and interest expense associated with the acquisitions, as well as increased depreciation expense associated with the Company’s U.S. ATM fleet upgrade.

SIX MONTH RESULTS

Consolidated revenues totaled $742.7 million for the six months ended June 30, 2017, representing an 18% increase from $627.2 million from the same period of 2016, driven by the acquisitions completed during January 2017. ATM operating revenues for the six months ended June 30, 2017 were up 19% from the same period of 2016. Adjusting for movements in currency exchange rates, ATM operating revenues were up 22% from the same period of 2016.

Driven by the acquisitions completed during January 2017, ATM operating revenues in North America increased 10% and ATM operating revenues in Europe & Africa increased 2% (14% on a constant-currency basis) compared to the same period of 2016. The DCPayments operations in Australia & New Zealand contributed $64.4 million in ATM operating revenues and $17.1 million in gross profit during the six months ended June 30, 2017. The appreciation of the U.S. dollar relative to the British pound adversely impacted the Company’s reported revenues and profits in the six months ended June 30, 2017. The British pound was on average 12% weaker relative to the U.S. dollar during the six months ended June 30, 2017 compared to the same period of 2016.

GAAP Net Income for the six months ended June 30, 2017 was $14.3 million compared to GAAP Net Income of $35.5 million during the same period of 2016. The decrease in GAAP Net Income is partially attributable to $8.2 million of restructuring expenses recognized during the six months ended June 30, 2017, mostly related to employee severance costs in conjunction with the Company’s cost reduction initiative. The Company also incurred $12.4 million of professional services and other costs associated with the completion and integration of the acquisitions completed during January 2017. Also, related to the recently completed acquisitions, the Company’s intangible asset amortization expense was up $11.5 million compared to the same period of 2016. The Company’s GAAP tax rate was 10.8% for the six months ended June 30, 2017 compared to 33.4% for the same period of 2016.

Adjusted EBITDA for the six months ended June 30, 2017 totaled $158.9 million ($164.8 million on a constant-currency basis) compared to $154.9 million of Adjusted EBITDA during the same period of 2016. The increase in Adjusted EBITDA was primarily driven by the acquisitions completed during January 2017, partially offset by lower revenue in the U.S., coupled with changes in currency exchange rates and higher operating costs, primarily associated with the Company’s U.S. ATM fleet upgrade to comply with the EMV security standard and interim fraud loss exposure and to enable other technology enhancements. Adjusted Net Income totaled $60.6 million ($1.31 per diluted share or $1.36 on a constant-currency basis) for the six months ended June 30, 2017, compared to $68.1 million ($1.49 per diluted share) during the same period of 2016. The decrease in Adjusted Net Income is attributable to the factors discussed above and increased depreciation and interest expense associated with the acquisitions, as well as increased depreciation expense associated with the Company’s U.S. ATM fleet upgrade.

BORROWINGS AND LIQUIDITY

On April 4, 2017, the Company issued $300 million in aggregate principal amount of 5.50% Senior Notes due 2025 (the “2025 Notes”) in a private placement offering. The net proceeds after payment of the related expenses were used to repay a portion of the outstanding borrowings under the revolving credit facility. Subsequent to the issuance of the 2025 Notes, the revolving credit facility was amended to decrease the borrowing capacity from $600 million to $400 million. The revolving credit facility was also amended to include an accordion provision enabling an additional potential borrowing capacity of approximately $100 million under certain conditions.

As of June 30, 2017, the Company had outstanding borrowings of approximately $184 million and approximately $216 million in available borrowing capacity under its $400 million revolving credit facility due in 2021. Additionally, the Company had $53 million in cash as of June 30, 2017. The Company’s other outstanding indebtedness as of June 30, 2017 included $288 million Convertible Senior Notes due 2020, $250 million in Senior Notes due 2022, and the $300 million 2025 Notes that were issued during the second quarter of 2017. The Convertible Senior Notes due 2020, Senior Notes due 2022, and 2025 Notes had carrying balances of $246 million, $248 million, and $295 million, respectively, and are reflected as long-term debt on the balance sheet, net of unamortized discount and capitalized debt issuance costs.

SEGMENT REPORTING CHANGE

During the second quarter of 2017, the DCPayments operations in Canada and Mexico were integrated into the Company’s North America operations and are now reported in the North America segment. The Australia and New Zealand operations that were acquired in the DCPayments acquisition are now presented in a newly created Australia & New Zealand segment. The DCPayments operations in the U.K. are now reported within the Company’s Europe & Africa segment. Additionally, the Company’s transaction processing operations are now reported within the North America segment, having previously been reported in the Corporate & Other segment. Conforming changes to prior periods have been made, where applicable.

2017 GUIDANCE

Below is the Company’s financial guidance for the full year 2017:

•                  Revenues of $1.45 billion to $1.5 billion;

•                  Gross profit margin of 33.1% to 33.3%;

•                  GAAP Net Income of $47 million to $54 million;

•                  Adjusted EBITDA of $325 million to $340 million;

•                  Depreciation and accretion expense of $112 million to $115 million;

•                  Cash interest expense of $34 million to $35 million;

•                  Adjusted Net Income of $130 million to $139 million;

•                  Adjusted Net Income per diluted share of $2.80 to $3.00, based on approximately 46.3 million weighted average diluted shares outstanding; and

•                  Capital expenditures of $130 million to $140 million.

The Adjusted EBITDA and Adjusted Net Income guidance excludes the impact of certain expenses, as outlined in the reconciliation provided at the end of this earnings release. This guidance is based on average foreign currency exchange rates for the year of £1.00 U.K. to $1.25 U.S., $20.00 Mexican pesos to $1.00 U.S., $1.00 Canadian dollar to $0.77 U.S., €1.00 Euros to $1.10 U.S., $1.00 Australian dollar to $0.77 U.S., and R14.29 South African Rand to $1.00 U.S. Additionally, this guidance is based on an estimated non-GAAP tax rate of approximately 27% for the remainder of 2017.

Included in the guidance above is the assumption that the deinstallations of the ATMs at 7-Eleven locations in the U.S. will occur primarily throughout the next five months of 2017 and be substantially complete by the end of the year, with a small number of units expected to continue to operate into the first quarter of 2018. 7-Eleven in the U.S. accounted for approximately 18% of the Company’s consolidated revenues for the year ended 2016. The Company estimates that the incremental gross margin associated with these revenues is approximately 45%, compared to the Company’s reported consolidated gross margin of 36% in 2016. While the ATM deinstallation schedule remains subject to change as of the date of this earnings release, the Company currently estimates that the approximate revenue impact associated with the deinstallations is approximately $40 million to $60 million and the approximate impact to gross margin will be approximately $30 million to $35 million in 2017, relative to 2016, during which the Company had the contract in place for the full year.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Wednesday, August 2, 2017, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its financial results for the quarter ended June 30, 2017. To access the call, please call the conference call operator at:

Dial in:	(877) 806-7890
Alternate dial-in:	(973) 935-8713

Please call in fifteen minutes prior to the scheduled start time and request to be connected to the “Cardtronics Second Quarter 2017 Earnings Conference Call.” Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company’s website at www.cardtronics.com.

A digital replay of the conference call will be available through Wednesday, August 16, 2017, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 40593740 for the conference ID. A replay of the conference call will also be available online through the Company’s website subsequent to the call through August 31, 2017.

ABOUT CARDTRONICS (NASDAQ: CATM)

Making ATM cash access convenient where people shop, work, and live, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs, and the customers they share. Cardtronics provides services to approximately 237,000 ATMs in North America, Europe, Asia-Pacific, and Africa. Whether Cardtronics is driving foot traffic for top retailers, enhancing ATM brand presence for card issuers or expanding card holders’ surcharge-free cash access, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

CONTACT INFORMATION

Media Relations Nick Pappathopoulos Director — Public Relations 832-308-4396 npappathopoulos@cardtronics.com	Investor Relations Phillip Chin EVP — Corporate Development & Investor Relations 832-308-4975 ir@cardtronics.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This earnings release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on the Company and there can be no assurance that future developments affecting the Company will be those that are anticipated. All comments concerning the Company’s expectations for future revenues and operating results are based on its estimates for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and present expectations or projections. Risk factors are described in the Company’s 2016 Form 10-K, and those set forth from time-to-time in other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements contained in this earnings release, which speak only as of the date of this earnings release. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow, and certain GAAP as well as non-GAAP measures on a constant-currency basis represent non-GAAP financial measures provided as a complement to financial results prepared in accordance with GAAP and may not be comparable to similarly-titled measures reported by other companies. The Company uses these non-GAAP financial measures in managing and measuring the performance of its business, including setting and measuring incentive based compensation for management. Management believes that the presentation of these measures and the identification of notable, non-cash, and/or (if applicable in a particular period) certain costs not anticipated to occur in future periods enhance an investor’s understanding of the underlying trends in the Company’s business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization of intangible assets as these amounts can vary substantially from company to company within the Company’s industry depending upon accounting methods and book values of assets, capital structures, and the methods by which the assets were acquired. Adjusted EBITDA also excludes share-based compensation expense, acquisition and divestiture-related expenses, certain non-operating expenses, (if applicable in a particular period) certain costs not anticipated to occur in future periods, gains or losses on disposal and impairment of assets, the Company’s obligations for the payment of income taxes, interest expense, and other obligations such as capital expenditures, and includes an adjustment for noncontrolling interests. Adjusted Net Income represents net income computed in accordance with GAAP, before amortization of intangible assets, gains or losses on disposal and impairment of assets, share-based compensation expense, certain other expense amounts, acquisition and divestiture-related expenses, certain non-operating expenses, and (if applicable in a particular period) certain costs not anticipated to occur in future periods (together, the “Adjustments”). Prior to and for the three and six months ended June 30, 2016, Adjusted Net Income was calculated using an estimated long-term, cross-jurisdictional effective cash tax rate of 32%. Subsequent to the redomicile of the Company’s parent company to the U.K., the Company revised the process for determining its non-GAAP tax rate and now utilizes a non-GAAP tax rate derived from the GAAP tax rate adjusted for the net tax effects of the Adjustments, based on the nature and geography of the Adjustments. For the three and six months ended June 30, 2017, the non-GAAP tax rate used to calculate Adjusted Net Income was approximately 27.7% and 27.9%, respectively. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by weighted average diluted shares outstanding. Free Cash Flow is defined as cash provided by operating activities less payments for capital expenditures, including those financed through direct debt, but excluding acquisitions. The Free Cash Flow measure does not take into consideration certain other non-discretionary cash requirements such as mandatory principal payments on portions of the Company’s long-term debt. Management calculates certain GAAP as well as non-GAAP measures on a constant-currency basis using the average foreign currency exchange rates applicable in the corresponding period of the previous year and applying these rates to the measures in the current reporting period. Management uses GAAP as well as non-GAAP measures on a constant-currency basis to assess performance and eliminate the effect foreign currency exchange rates have on comparability between periods.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this earnings release.

Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2017 and 2016

(In thousands, excluding share, per share amounts, and percentages)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2017	% Change	2016	2017	% Change	2016
	(Unaudited)
Revenues:
ATM operating revenues	$373,260	19.9%	$311,331	$715,048	18.5%	$603,419
ATM product sales and other revenues	11,852	(6.2)	12,630	27,636	16.2	23,789
Total revenues	385,112	18.9	323,961	742,684	18.4	627,208
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization of intangible assets reported separately below.)	246,484	24.0	198,843	478,411	24.3	384,783
Cost of ATM product sales and other revenues	11,116	(3.2)	11,487	25,751	20.2	21,420
Total cost of revenues	257,600	22.5	210,330	504,162	24.1	406,203
Gross profit	127,512	12.2	113,631	238,522	7.9	221,005
Gross profit %	33.1%		35.1%	32.1%		35.2%
Operating expenses:
Selling, general, and administrative expenses	43,470	14.7	37,912	85,419	13.4	75,311
Redomicile-related expenses	—	(100.0)	5,214	760	(93.2)	11,250
Restructuring expenses	—	n/m	—	8,243	n/m	—
Acquisition and divestiture-related expenses	3,993	492.4	674	12,449	451.3	2,258
Depreciation and accretion expense	29,755	28.8	23,100	58,876	28.6	45,777
Amortization of intangible assets	15,247	57.3	9,691	30,427	60.5	18,954
Loss (gain) on disposal and impairment of assets	669	n/m	(1,326)	3,863	n/m	(944)
Total operating expenses	93,134	23.7	75,265	200,037	31.1	152,606
Income from operations	34,378	(10.4)	38,366	38,485	(43.7)	68,399
Other expense:
Interest expense, net	9,460	111.8	4,466	16,017	78.8	8,958
Amortization of deferred financing costs and note discount	3,146	5.5	2,982	6,122	6.2	5,764
Other expense	1,945	106.3	943	365	(5.9)	388
Total other expense	14,551	73.4	8,391	22,504	48.9	15,110
Income before income taxes	19,827	(33.9)	29,975	15,981	(70.0)	53,289
Income tax expense	4,670	(52.6)	9,861	1,718	(90.4)	17,816
Effective tax rate	23.6%		32.9%	10.8%		33.4%
Net income	15,157	(24.6)	20,114	14,263	(59.8)	35,473
Net (loss) income attributable to noncontrolling interests	(1)	(97.1)	(34)	6	n/m	(59)
Net income attributable to controlling interests and available to common shareholders	$15,158	(24.8)%	$20,148	$14,257	(59.9)%	$35,532

Net income per common share — basic	$0.33		$0.45	$0.31		$0.79
Net income per common share — diluted	$0.33		$0.44	$0.31		$0.78

Weighted average shares outstanding — basic	45,637,778		45,199,450	45,564,527		45,136,553
Weighted average shares outstanding — diluted	46,222,112		45,748,570	46,272,191		45,704,474

Condensed Consolidated Balance Sheets

As of June 30, 2017 and December 31, 2016

(In thousands)

	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$53,177	$73,534
Accounts and notes receivable, net	98,751	84,156
Inventory, net	14,232	12,527
Restricted cash	46,909	32,213
Prepaid expenses, deferred costs, and other current assets	86,329	67,107
Total current assets	299,398	269,537
Property and equipment, net	505,454	392,735
Intangible assets, net	278,471	121,230
Goodwill	903,101	533,075
Deferred tax asset, net	9,727	13,004
Prepaid expenses, deferred costs, and other noncurrent assets	38,881	35,115
Total assets	$2,035,032	$1,364,696

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of other long-term liabilities	$32,793	$28,237
Accounts payable and other accrued and current liabilities	345,395	285,583
Total current liabilities	378,188	313,820
Long-term liabilities:
Long-term debt	973,339	502,539
Asset retirement obligations	57,096	45,086
Deferred tax liability, net	49,915	27,625
Other long-term liabilities	68,421	18,691
Total liabilities	1,526,959	907,761
Shareholders’ equity	508,073	456,935
Total liabilities and shareholders’ equity	$2,035,032	$1,364,696

SELECTED STATEMENT OF OPERATIONS DETAIL:

(Unaudited)

Total revenues by segment:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2017	% Change	2016	2017	% Change	2016
	(In thousands, excluding percentages)
North America
ATM operating revenues	$242,189	10.9%	$218,449	$469,377	10.1%	$426,454
ATM product sales and other revenues	9,667	(13.9)	11,228	23,536	12.1	20,992
North America total revenues	251,856	9.7	229,677	492,913	10.2	447,446
Europe & Africa
ATM operating revenues	100,946	5.5	95,713	186,330	2.2	182,298
ATM product sales and other revenues	2,208	57.5	1,402	4,071	45.5	2,797
Europe & Africa total revenues	103,154	6.2	97,115	190,401	2.9	185,095
Australia & New Zealand
ATM operating revenues	32,891	n/m	—	64,384	n/m	—
ATM product sales and other revenues	74	n/m	—	159	n/m	—
Australia & New Zealand total revenues	32,965	n/m	—	64,543	n/m	—

Eliminations	(2,863)	1.1	(2,831)	(5,173)	(3.0)	(5,333)

Total ATM operating revenues	373,260	19.9	311,331	715,048	18.5	603,419
Total ATM product sales and other revenues	11,852	(6.2)	12,630	27,636	16.2	23,789
Total revenues	$385,112	18.9%	$323,961	$742,684	18.4%	$627,208

Breakout of ATM operating revenues:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2017	% Change	2016	2017	% Change	2016
	(In thousands, excluding percentages)
Surcharge revenues	$169,794	34.4%	$126,317	$324,049	33.3%	$243,154
Interchange revenues	123,248	4.5	117,917	236,899	5.3	224,959
Bank-branding and surcharge-free network revenues	47,933	4.4	45,934	94,340	1.6	92,897
Managed services revenues	15,434	73.7	8,885	31,050	75.2	17,724
Other revenues	16,851	37.2	12,278	28,710	16.3	24,685
Total ATM operating revenues	$373,260	19.9%	$311,331	$715,048	18.5%	$603,419

Total gross profit by segment:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2017	% Change	2016	2017	% Change	2016
	(In thousands, excluding percentages)
North America	$81,712	4.0%	$78,570	$156,906	0.6%	$155,946
Europe & Africa	38,092	7.8	35,331	66,701	1.9	65,446
Australia & New Zealand	8,850	n/m	—	17,050	n/m	—
Corporate & Eliminations	(1,142)	n/m	(270)	(2,135)	n/m	(387)
Total gross profit	$127,512	12.2%	$113,631	$238,522	7.9%	$221,005

Breakout of cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization of intangible assets):

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2017	% Change	2016	2017	% Change	2016
	(In thousands, excluding percentages)
Merchant commissions	$123,471	30.6%	$94,557	$237,578	29.9%	$182,952
Vault cash rental	18,426	(0.9)	18,587	37,078	3.4	35,860
Other costs of cash	26,951	30.6	20,631	55,522	35.8	40,900
Repairs and maintenance	22,096	16.6	18,948	43,405	19.7	36,251
Communications	9,681	21.0	7,999	18,825	20.6	15,611
Transaction processing	5,728	38.3	4,143	11,334	46.3	7,745
Employee costs	19,858	17.2	16,939	38,805	13.7	34,141
Other expenses	20,273	19.0	17,039	35,864	14.5	31,323
Total cost of ATM operating revenues	$246,484	24.0%	$198,843	$478,411	24.3%	$384,783

Breakout of selling, general, and administrative expenses:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2017	% Change	2016	2017	% Change	2016
	(In thousands, excluding percentages)
Employee costs	$22,459	14.9%	$19,547	$47,274	17.6%	$40,212
Share-based compensation expense	3,440	(39.6)	5,700	5,680	(35.1)	8,751
Professional fees	5,803	43.4	4,047	11,750	20.4	9,761
Other expenses	11,768	36.6	8,618	20,715	24.9	16,587
Total selling, general, and administrative expenses	$43,470	14.7%	$37,912	$85,419	13.4%	$75,311

Depreciation and accretion expense by segment:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2017	% Change	2016	2017	% Change	2016
	(In thousands, excluding percentages)
North America	$17,404	26.7%	$13,739	$34,559	26.5%	$27,320
Europe & Africa	10,782	15.2	9,361	20,617	11.7	18,457
Australia & New Zealand	1,569	n/m	—	3,700	n/m	—
Total depreciation and accretion expense	$29,755	28.8%	$23,100	$58,876	28.6%	$45,777

SELECTED BALANCE SHEET DETAIL:

(Unaudited, excluding December 31, 2016)

Long-term debt:

	June 30, 2017	December 31, 2016
	(In thousands)
Revolving credit facility	$184,234	$14,100
1.00% Convertible senior notes (1)	246,444	241,068
5.125% Senior notes (1)	247,701	247,371
5.50% Senior notes (1)	294,960	—
Total long-term debt	$973,339	$502,539

(1)             The 1.00% Convertible Senior Notes due 2020 with a face value of $287.5 million are presented net of the unamortized discount and capitalized debt issuance costs of $41.1 million and $46.4 million as of June 30, 2017 and December 31, 2016, respectively. In accordance with GAAP, the estimated fair value of the conversion feature within the Convertible Senior Notes was recorded as additional paid-in capital within equity at issuance. The Convertible Senior Notes are being accreted over the term of the notes to the full principal amount ($287.5 million). The 5.125% Senior Notes due 2022 with a face value of $250.0 million are presented net of capitalized debt issuance costs of $2.3 million and $2.6 million as of June 30, 2017 and December 31, 2016, respectively. The 5.50% Senior Notes due 2025 with a face value of $300.0 million are presented net of capitalized debt issuance costs of $5.0 million as of June 30, 2017.

Share count rollforward:

Total shares outstanding as of December 31, 2016	45,326,430
Shares issued — stock options exercised	12,200
Shares vested — restricted stock units	311,672
Total shares outstanding as of June 30, 2017	45,650,302

SELECTED CASH FLOW DETAIL:

(Unaudited)

Selected cash flow statement amounts:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(In thousands)
Cash provided by operating activities	$74,130	$79,932	$84,579	$124,587
Cash used in investing activities	(31,307)	(33,011)	(556,945)	(44,767)
Net cash (used in) provided by financing activities	(26,864)	(51,809)	456,337	(85,850)
Effect of exchange rate changes on cash	(3,027)	(509)	(4,328)	(615)
Net increase (decrease) in cash and cash equivalents	12,932	(5,397)	(20,357)	(6,645)
Cash and cash equivalents as of beginning of period	40,245	25,049	73,534	26,297
Cash and cash equivalents as of end of period	$53,177	$19,652	$53,177	$19,652

Key Operating Metrics — Including Acquisitions in All Periods Presented

For the Three and Six Months Ended June 30, 2017 and 2016

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2017	% Change	2016	2017	% Change	2016
Average number of transacting ATMs:
United States	45,207	9.1%	41,450	45,196	11.8%	40,413
United Kingdom and Ireland	21,574	34.3	16,063	21,416	34.4	15,936
Australia and New Zealand	8,816	n/m	—	8,913	n/m	—
Canada	6,053	225.3	1,861	6,126	230.1	1,856
South Africa	2,368	n/m	—	2,352	n/m	—
Germany, Poland, and Spain	1,535	32.9	1,155	1,478	29.4	1,142
Mexico	957	(30.7)	1,381	1,117	(19.5)	1,387
Total Company-owned	86,510	39.7	61,910	86,598	42.6	60,734
United States (1)	12,363	(25.6)	16,613	12,499	(26.7)	17,063
Canada	2,974	n/m	—	2,919	n/m	—
United Kingdom and Ireland	635	n/m	—	616	n/m	—
Australia and New Zealand	103	n/m	—	103	n/m	—
Total Merchant-owned	16,075	(3.2)	16,613	16,137	(5.4)	17,063
Average number of transacting ATMs — ATM operations	102,585	30.6	78,523	102,735	32.1	77,797

Managed Services and Processing:
United States	127,435	8.3	117,696	125,493	8.8	115,327
Canada	3,411	99.8	1,707	3,385	110.1	1,611
Australia and New Zealand	1,857	n/m	—	1,776	n/m	—
Average number of transacting ATMs — Managed services and processing	132,703	11.1	119,403	130,654	11.7	116,938

Total average number of transacting ATMs	235,288	18.9	197,926	233,389	19.8	194,735

Total transactions (in thousands):
ATM operations	390,094	14.1	341,941	752,408	14.9	655,072
Managed services and processing, net	261,293	47.6	176,998	507,874	46.0	347,877
Total transactions	651,387	25.5	518,939	1,260,282	25.7	1,002,949

Total cash withdrawal transactions (in thousands):
ATM operations	248,166	14.8	216,197	482,411	18.2	408,283

Per ATM per month amounts (excludes managed services and processing):
Cash withdrawal transactions	806	(12.2)	918	783	(10.5)	875

ATM operating revenues (2)	$1,136	(9.1)	$1,250	$1,084	(11.1)	$1,220
Cost of ATM operating revenues (2)(3)	767	(4.5)	803	737	(6.0)	784
ATM operating gross profit (2) (3)	$369	(17.4)%	$447	$347	(20.4)%	$436

ATM operating gross profit margin (2) (3)	32.5%		35.8%	32.0%		35.7%

(1)             Certain ATMs previously reported in this category are now included in the United States: Managed services and processing or United States: Company-owned categories.

(2)             ATM operating revenues and Cost of ATM operating revenues relating to managed services, processing, ATM equipment sales, and other ATM-related services are not included in this calculation.

(3)             Amounts presented exclude the effect of depreciation, accretion, and amortization of intangible assets, which is reported separately in the Company’s Consolidated Statements of Operations.

Key Operating Metrics — Excluding Acquisitions in All Periods Presented

For the Three and Six Months Ended June 30, 2017 and 2016

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2017	% Change	2016	2017	% Change	2016
Average number of transacting ATMs:
United States	45,207	9.1%	41,450	42,816	5.9%	40,413
United Kingdom and Ireland	16,567	3.1	16,063	16,451	3.2	15,936
Canada	1,835	(1.4)	1,861	1,813	(2.3)	1,856
Germany, Poland, and Spain	1,535	32.9	1,155	1,478	29.4	1,142
Mexico	523	(62.1)	1,381	699	(49.6)	1,387
Total Company-owned	65,667	6.1	61,910	63,257	4.2	60,734
United States (1)	12,363	(25.6)	16,613	12,499	(26.7)	17,063
Total Merchant-owned	12,363	(25.6)	16,613	12,499	(26.7)	17,063
Average number of transacting ATMs — ATM operations	78,030	(0.6)	78,523	75,756	(2.6)	77,797

Managed Services and Processing:
United States	127,435	8.3	117,696	125,493	8.8	115,327
Canada	2,033	19.1	1,707	2,009	24.7	1,611
Average number of transacting ATMs — Managed services and processing	129,468	8.4	119,403	127,502	9.0	116,938

Total average number of transacting ATMs	207,498	4.8	197,926	203,258	4.4	194,735

Total transactions (in thousands):
ATM operations	345,912	1.2	341,941	658,416	0.5	655,072
Managed services and processing, net	166,643	(5.9)	176,998	330,086	(5.1)	347,877
Total transactions	512,555	(1.2)	518,939	988,502	(1.4)	1,002,949

Total cash withdrawal transactions (in thousands):
ATM operations	212,919	(1.5)	216,197	408,207	—	408,283

Per ATM per month amounts (excludes managed services and processing):
Cash withdrawal transactions	910	(0.9)	918	898	2.6	875

ATM operating revenues (2)	$1,192	(4.6)	$1,250	$1,181	(3.2)	$1,220
Cost of ATM operating revenues (2)(3)	791	(1.5)	803	784	—	784
ATM operating gross profit (2) (3)	$401	(10.3)%	$447	$397	(8.9)%	$436

ATM operating gross profit margin (2) (3)	33.6%		35.8%	33.6%		35.7%

(1)             Certain ATMs previously reported in this category are now included in the United States: Managed services and processing or United States: Company-owned categories.

(2)             ATM operating revenues and Cost of ATM operating revenues relating to managed services, processing, ATM equipment sales, and other ATM-related services are not included in this calculation.

(3)             Amounts presented exclude the effect of depreciation, accretion, and amortization of intangible assets, which is reported separately in the Company’s Consolidated Statements of Operations.

Key Operating Metrics — Ending Machine Count

As of June 30, 2017 and 2016

(Unaudited)

	June 30, 2017	June 30, 2016
Ending number of transacting ATMs:
United States	45,195	42,097
United Kingdom and Ireland	21,682	16,203
Australia and New Zealand	8,784	—
Canada	6,146	1,833
South Africa	2,389	—
Germany, Poland, and Spain	1,604	1,193
Mexico	947	1,364
Total Company-owned	86,747	62,690
United States	12,278	16,353
Canada	3,001	—
United Kingdom and Ireland	718	—
Australia and New Zealand	103	—
Total Merchant-owned	16,100	16,353
Ending number of transacting ATMs — ATM operations	102,847	79,043

United States	128,716	119,309
Canada	3,335	1,724
Australia and New Zealand	1,992	—
Ending number of transacting ATMs — Managed services and processing	134,043	121,033

Total ending number of transacting ATMs	236,890	200,076

Reconciliation of Net Income Attributable to Controlling Interests and Available to Common Shareholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income

For the Three and Six Months Ended June 30, 2017 and 2016

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(In thousands, excluding share and per share amounts)
Net income attributable to controlling interests and available to common shareholders	$15,158	$20,148	$14,257	$35,532
Adjustments:
Interest expense, net	9,460	4,466	16,017	8,958
Amortization of deferred financing costs and note discount	3,146	2,982	6,122	5,764
Income tax expense	4,670	9,861	1,718	17,816
Depreciation and accretion expense	29,755	23,100	58,876	45,777
Amortization of intangible assets	15,247	9,691	30,427	18,954
EBITDA	$77,436	$70,248	$127,417	$132,801

Add back:
Loss (gain) on disposal and impairment of assets	669	(1,326)	3,863	(944)
Other expense (1)	1,945	943	365	388
Noncontrolling interests (2)	(6)	(17)	(10)	(35)
Share-based compensation expense	3,623	5,970	5,820	9,138
Acquisition and divestiture-related expenses (3)	3,993	674	12,449	2,258
Redomicile-related expenses (4)	—	5,214	760	11,250
Restructuring expenses (5)	—	—	8,243	—
Adjusted EBITDA	$87,660	$81,706	$158,907	$154,856
Less:
Interest expense, net	9,460	4,466	16,017	8,958
Depreciation and accretion expense (6)	29,754	23,093	58,872	45,762
Adjusted pre-tax income	$48,446	$54,147	$84,018	$100,136
Income tax expense (7)	13,418	17,327	23,449	32,043
Adjusted Net Income	$35,028	$36,820	$60,569	$68,093

Adjusted Net Income per basic share	$0.77	$0.81	$1.33	$1.51
Adjusted Net Income per diluted share	$0.76	$0.80	$1.31	$1.49

Weighted average shares outstanding — basic	45,637,778	45,199,450	45,564,527	45,136,553
Weighted average shares outstanding — diluted	46,222,112	45,748,570	46,272,191	45,704,474

(1)             Includes foreign currency translation gains/losses, the revaluation of the estimated acquisition-related contingent consideration payable, and other non-operating costs.

(2)             Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company’s ownership interest in the Adjusted EBITDA of one of its Mexican subsidiaries.

(3)             Acquisition and divestiture-related expenses include costs incurred for professional and legal fees and certain other transition and integration-related costs.

(4)             Expenses associated with the Company’s redomicile of its parent company to the U.K., which was completed on July 1, 2016.

(5)             Restructuring expenses primarily related to employee severance costs associated with a corporate reorganization and broad initiative to reduce costs implemented in the first quarter of 2017.

(6)             Amounts exclude a portion of the expenses incurred by one of the Company’s Mexican subsidiaries to account for the amounts allocable to the noncontrolling interest shareholders.

(7)             For the three and six months ended June 30, 2017, calculated using an effective tax rate of approximately 27.7% and 27.9%, respectively, which represents the Company’s GAAP tax rate as adjusted for the net tax effects related to the items excluded from Adjusted Net Income. For the three and six months ended June 30, 2016, the Company used its previous estimated long-term cross-jurisdictional tax rate of 32%. See Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.

Reconciliation of GAAP Revenue to Constant-Currency Revenue

For the Three and Six Months Ended June 30, 2017 and 2016

(Unaudited)

Europe & Africa revenue:

	Three Months Ended
	June 30,
	2017			2016	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
		(In thousands)
ATM operating revenues	$100,946	$10,474	$111,420	$95,713	5.5%	16.4%
ATM product sales and other revenues	2,208	195	2,403	1,402	57.5	71.4
Total revenues	$103,154	$10,669	$113,823	$97,115	6.2%	17.2%

	Six Months Ended
	June 30,
	2017			2016	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
		(In thousands)
ATM operating revenues	$186,330	$21,909	$208,239	$182,298	2.2%	14.2%
ATM product sales and other revenues	4,071	394	4,465	2,797	45.5	59.6
Total revenues	$190,401	$22,303	$212,704	$185,095	2.9%	14.9%

Consolidated revenue:

	Three Months Ended
	June 30,
	2017			2016	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
		(In thousands)
ATM operating revenues	$373,260	$10,849	$384,109	$311,331	19.9%	23.4%
ATM product sales and other revenues	11,852	195	12,047	12,630	(6.2)	(4.6)
Total revenues	$385,112	$11,044	$396,156	$323,961	18.9%	22.3%

	Six Months Ended
	June 30,
	2017			2016	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
		(In thousands)
ATM operating revenues	$715,048	$22,300	$737,348	$603,419	18.5%	22.2%
ATM product sales and other revenues	27,636	375	28,011	23,789	16.2	17.7
Total revenues	$742,684	$22,675	$765,359	$627,208	18.4%	22.0%

Reconciliation of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share on a Non-GAAP basis to Constant-Currency

For the Three and Six Months Ended June 30, 2017 and 2016

(Unaudited)

	Three Months Ended
	June 30,
	2017			2016	% Change
	Non - GAAP (1)	Foreign Currency Impact	Constant - Currency	Non - GAAP (1)	Non - GAAP (1)	Constant - Currency
		(In thousands)
Adjusted EBITDA	$87,660	$3,214	$90,874	$81,706	7.3%	11.2%

Adjusted Net Income	$35,028	$1,495	$36,523	$36,820	(4.9)%	(0.8)%

Adjusted Net Income per diluted share (2)	$0.76	$0.03	$0.79	$0.80	(5.0)%	(1.3)%

	Six Months Ended
	June 30,
	2017			2016	% Change
	Non - GAAP (1)	Foreign Currency Impact	Constant - Currency	Non - GAAP (1)	Non - GAAP (1)	Constant - Currency
		(In thousands)
Adjusted EBITDA	$158,907	$5,941	$164,848	$154,856	2.6%	6.5%

Adjusted Net Income	$60,569	$2,527	$63,096	$68,093	(11.0)%	(7.3)%

Adjusted Net Income per diluted share (2)	$1.31	$0.05	$1.36	$1.49	(12.1)%	(8.7)%

(1)             As reported on the Company’s Reconciliation of Net Income Attributable to Controlling Interests and Available to Common Shareholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income, see Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.

(2)             Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of 46,222,112 and 45,748,570 for the three months ended June 30, 2017 and 2016, respectively, and 46,272,191 and 45,704,474 for the six months ended June 30, 2017 and 2016, respectively.

Reconciliation of Free Cash Flow

For the Three and Six Months Ended June 30, 2017 and 2016

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(In thousands)
Cash provided by operating activities	$74,130	$79,932	$84,579	$124,587
Payments for capital expenditures:
Cash used in investing activities, excluding acquisitions and divestitures	(31,307)	(23,120)	(69,868)	(39,571)
Free cash flow	$42,823	$56,812	$14,711	$85,016

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income

For the Year Ending December 31, 2017

(In millions, excluding per share amounts)

(Unaudited)

	Estimated Range Full Year 2017 (1)
Net Income	$47.0	$54.0
Adjustments:
Interest expense, net	35.0	34.0
Amortization of deferred financing costs and note discount	13.0	13.0
Income tax expense	15.0	17.0
Depreciation and accretion expense	112.0	115.0
Amortization of intangible assets	63.0	62.0
EBITDA	$285.0	$295.0

Add Back:
Share-based compensation expense	13.0	16.5
Restructuring expenses	8.2	8.2
Redomicile-related expenses	0.8	0.8
Acquisition-related expenses	13.0	14.0
Loss on disposal and impairment of assets	5.0	5.5
Adjusted EBITDA	$325.0	$340.0
Less:
Interest expense, net	35.0	34.0
Depreciation and accretion expense	112.0	115.0
Income tax expense (2)	48.4	52.0
Adjusted Net Income	$129.6	$139.0

Adjusted Net Income per diluted share	$2.80	$3.00

Weighted average shares outstanding — diluted	46.3	46.3

(1)             See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of the non-GAAP measures included in this table.

(2)             Calculated using the Company’s estimated non-GAAP tax rate of approximately 27.2%, as adjusted for items excluded from Adjusted Net Income, see Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.

Cardtronics is a registered trademark of Cardtronics plc and its subsidiaries.

All other trademarks are the property of their respective owners.

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